EXECUTION
{S2487070; 11}
FIRST AMENDMENT TO
RECEIVABLES LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO RECEIVABLES LOAN AND SECURITY AGREEMENT, dated as of November 21, 2019 (this "Amendment"), is entered into among NZGT (BPFT) TRUSTEE LIMITED ("NZGT"), acting solely in its capacity as trustee of the BEVERAGE PACKAGING FACTORING TRUST, a trust established under the laws of New Zealand (the "Borrower"), REYNOLDS GROUP HOLDINGS INC., as Master Servicer, BEVERAGE PACKAGING HOLDINGS I LIMITED, as NZ Manager, COOPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Rabobank Facility Agent and Committed Lender, TD BANK, N.A., as Committed Lender and TD Facility Agent, and WELLS FARGO BANK, N.A., as Committed Lender and Wells Fargo Facility Agent.
RECITALS
WHEREAS, the parties refer to that certain Receivables Loan and Security Agreement dated as of March 22, 2017 (the "Existing Loan Agreement" and as further amended by this Amendment or otherwise amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among the parties hereto. Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement;
WHEREAS, the Borrower has advised the Administrative Agent that it may wish to designate the Sellers Reynolds Consumer Products LLC and Reynolds Presto Products Inc. (collectively, the "RCP Excluded Sellers") as Excluded Sellers in accordance with and subject to the terms and conditions set forth in Sections 2.06 of the Purchase and Sale Agreement and Section 5.02(m) of the Loan Agreement, which would be effective as of the Exclusion Effective Date with respect to the designation of the RCP Excluded Sellers as Excluded Sellers (the "RCP Excluded Effective Date") pursuant to the Designation and Repurchase Agreement among the RCP Excluded Sellers and the Borrower substantially in the form attached hereto as Exhibit A (the "Designation and Repurchase Agreement"), and has requested the Administrative Agent's consent to such designation pursuant to clause (ii)(B)(x) of Section 5.02(m) of the Loan Agreement;
WHEREAS, in connection with such proposed designation, the Master Servicer has heretofore prepared and forwarded to the Borrower, the NZ Manager and the Administrative Agent the restated Monthly Reports described in clause (ii)(A) of Section 5.02(m) of the Loan Agreement;
WHEREAS, the Borrower has requested, in connection with such proposed designation (i) that the Administrative Agent release from the Lien created under the Loan Agreement (A) the Receivables that the Borrower acquired from each RCP Excluded Seller pursuant to the Purchase and Sale Agreement, all Collections and Related Security with respect thereto (collectively, but excluding Collections or other funds on deposit in any Collection Account or the Concentration Account on or prior to the RCP Excluded Effective Date, the "RCP Excluded Receivables Assets"), (B) the Collection Accounts and Lockboxes into which Collections included in the RCP Excluded Receivables Assets are received or deposited, as more fully described in Exhibit B hereto (collectively, the "RCP Excluded Accounts"), and (C) all of each RCP Excluded Seller's right, title and interest in and to any Records with respect to such Receivables in which a Lien was granted under the Loan Agreement (collectively with the RCP Excluded Receivables Assets and the RCP Excluded Accounts, the "RCP Excluded Collateral"), and (ii) that the Lenders each consent, to the extent applicable, to the reconveyance of the RCP Excluded Receivables Assets by the Borrower to the respective RCP Excluded Sellers, to the transfer of the RCP Excluded Accounts by the Borrower to the applicable RCP Excluded Sellers and to the release by the Borrower of the RCP Excluded Collateral, to the extent applicable, from the Lien created under the Purchase and Sale Agreement; and
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WHEREAS, the Administrative Agent, with the consent and at the direction of each of the Lenders, is willing to consent to such designation, reconveyance, transfer and release; and
WHEREAS, the Borrower has further requested, and the other applicable parties hereto have agreed to, certain amendments to the Existing Loan Agreement, as set forth more fully in this Amendment;
NOW, THEREFORE, the parties hereto hereby agree and consent, as applicable, to the following:
SECTION 1. Amendments to the Existing Loan Agreement. Effective as of the date of this Amendment:
(a)    Section 2.12(c) of the Existing Loan Agreement is hereby amended by adding the following at the end thereof:
"Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, if Rabobank shall at any time, at its option and solely in its capacity as a Lender, elect to limit distributions to Rabobank as a Lender as set forth below, then Rabobank shall deliver written notice thereof to the Borrower and the Master Servicer (any such notice, a `Rabobank Dilution Reserve Notice'). If Rabobank shall deliver a Rabobank Dilution Reserve Notice, then, to the extent there is any Incremental Rabobank Excess Loss Amount (as defined below) on any Settlement Date, the aggregate amount distributed to Rabobank in its capacity as a Lender on such Settlement Date pursuant to this Section 2.12(c) will be reduced by such Incremental Rabobank Excess Loss Amount and the amount of such reduction shall be held in the Concentration Account solely for the benefit of Rabobank in such capacity (the aggregate amount so held, less any amounts applied pursuant to the following sentence, the "Rabobank Dilution Reserve"). If, on any Settlement Date after a Rabobank Dilution Reserve shall have been established, there are any Dilution Factors, other than Contractual Reductions, relating to Eligible Receivables owned by the Borrower on the Facility Termination Date in respect of which the Sellers have failed to make the payments required pursuant to this

Agreement during the period from the preceding Settlement Date (or, in the case of the first Settlement Date following the establishment of the Rabobank Dilution Reserve, from the Facility Termination Date) to such Settlement Date, then on such Settlement Date the Master Servicer will distribute to Rabobank from the Rabobank Dilution Reserve the lesser of (x) the Rabobank Percentage (as defined below) of the aggregate amount of such Dilution Factors and (y) the amount of the Rabobank Dilution Reserve. (If the Sellers shall subsequently make the payments required hereunder with respect to any such Dilution Factors, the Rabobank Percentage of such payments shall be held in the Collections Account as part of the Rabobank Dilution Reserve.) On the first Settlement Date to occur after the day which is 130 days after the Facility Termination Date, any remaining Rabobank Dilution Reserve shall be paid as directed in a writing delivered by Rabobank to the Master Servicer.
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As used in this Section 2.12(c), the following terms shall have the following meanings:
`Rabobank Excess Loss Amount' means, on any Settlement Date, the product of (i) the excess, if any, of (a) the aggregate Outstanding Balance of all Eligible Receivables owned by the Borrower that were not Defaulted Receivables on the Facility Termination Date but that became Defaulted Receivables during the period from the Facility Termination Date to such Settlement Date over (b) the product of (I) the Net Receivables Balance on the Facility Termination Date and (II) the Loss Reserve Percentage on the Facility Termination Date, and (ii) the Rabobank Percentage.
`Incremental Rabobank Excess Loss Amount' means, on any Settlement Date, the Rabobank Excess Loss Amount on such Settlement Date minus the Rabobank Excess Loss Amount on the preceding Settlement Date.
`Rabobank Percentage' means a fraction, the numerator of which is the aggregate principal amount of Advances outstanding to Rabobank on the Facility Termination Date and the denominator of which is the Outstanding Borrowings on the Facility Termination Date"
(b)Clause (viii) of the definition of "Eligible Receivable" appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
"(viii) which has been billed to the Obligor and is required to be paid in full within 120 days of the date of the invoice prepared by the related Seller and evidencing such Receivable;"
(c)Clause (ii) of the definition of "Net Receivables Balance" appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
"(ii) the aggregate amount by which the then Outstanding Balance of all Eligible Receivables which are required to be paid in full within more than 90 days but less than or equal to 120 days of the date of the invoice prepared by the related Seller and evidencing such Receivable exceeds 15% of the Outstanding Balances of all Eligible Receivables at such time; plus"
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(d)Schedule I to the Existing Loan Agreement is hereby amended by replacing it with Exhibit C hereto.
SECTION 2. Further Amendments to Existing Loan Agreement. Effective as of the RCP Excluded Effective Date:
(a)Clause (iv) of Section 7.01(x) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
"(iv) the Days Sales Outstanding shall exceed 50 days during any Monthly Period;"
(b)The definition of "Commitment" appearing in Annex 1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:
"Commitment" shall mean, during the Revolving Period, (i) with respect to Rabobank, in its capacity as a Committed Lender, $206,250,000, as such amount may be modified in accordance with the terms hereof; (ii) with respect to TD, in its capacity as a Committed Lender, $103,125,000, as such amount may be modified in accordance with the terms hereof; (iii) with respect to Wells Fargo, in its capacity as a Committed Lender, $140,625,000, as such amount may be modified in accordance with the terms hereof, and (iv) with respect to any Person who becomes a Committed Lender pursuant to an Assignment and Assumption Agreement, the commitment of such Person to fund any Advance to the Borrower in an amount not to exceed the amount set forth in such Assignment and Assumption Agreement, as such amount may be modified in accordance with the terms hereof and thereof. After the Revolving Period, for each Committed Lender, the Commitment shall at all times mean aggregate outstanding Advances then funded by such Committed Lender or the Conduit Lender in its Lender Group and shall automatically reduce concurrently with each reduction in such outstanding Advances.
(c)Schedule I to the Existing Loan Agreement is hereby amended by replacing it with Exhibit D hereto.
SECTION 3. Consents and Release.
(a)    Effective as of the RCP Excluded Effective Date, the Administrative
Agent, with the consent and at the direction of each Lender, which consents and directions are hereby severally given by each Lender, hereby
(i)    acknowledges the designation by the Borrower of each RCP
Excluded Seller as an Excluded Seller in accordance with and subject to the terms and conditions Sections 2.06 of the Purchase and Sale Agreement and Section 5.02(m) of the Loan Agreement (the notice requirements of which, including specification of the RCP Excluded Effective Date, are hereby deemed satisfied);

(ii)waives the requirement that the RCP Effective Date occur no earlier than the end of the Monthly Period during which the Borrower gives notice specifying such RCP Effective Date;
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(iii)acknowledges and agrees that no RCP Excluded Seller shall have any further obligation or liability under the Purchase and Sale Agreement, the Performance Undertaking Agreement and the other Transaction Documents;
(iv)releases the RCP Excluded Collateral from the Lien created under the Loan Agreement;
(v)consents, to the extent applicable, to (A) the reconveyance of the RCP Excluded Collateral by the Borrower to the RCP Excluded Seller that sold, transferred or assigned such RCP Excluded Collateral to the Buyer pursuant to the Purchase and Sale Agreement, (B) the transfer of the RCP Excluded Accounts to the RCP Excluded Sellers and (C) the release by the Borrower of the RCP Excluded Collateral, to the extent applicable, from the Lien created under the Purchase and Sale Agreement, in each case in accordance with and subject to the terms and conditions of the Designation and Repurchase Agreement among the Borrower and the RCP Excluded Sellers (the "Repurchase Agreement").
(b)From and after the RCP Excluded Effective Date, the Administrative Agent shall, at the reasonable request and at the sole expense of the Borrower or the Master Servicer, prepare and file (i) amendments to each UCC financing statement that (A) names the Borrower as debtor, (B) covers all or any portion of the RCP Excluded Collateral as collateral and (C) as to which the Administrative Agent is secured party of record, evidencing the release of the RCP Excluded Collateral from the Lien granted under the Loan Agreement, and (ii) terminations of each UCC financing statement that (A) names any RCP Excluded Seller as debtor, (B) covers all or any portion of the RCP Excluded Collateral as collateral and (C) as to which the Administrative Agent is secured party of record, evidencing the Borrower's reconveyance of RCP Excluded Collateral to such RCP Excluded Seller and the release by the Borrower of the RCP Excluded Collateral from the Lien created under the Purchase and Sale Agreement pursuant to the Repurchase Agreement. The Borrower hereby authorizes the Administrative Agent to file such amendments and terminations of financing statements.
(c)From and after the RCP Excluded Effective Date, the Administrative Agent shall also, at the sole expense of the Borrower or the Master Servicer, from time to time deliver and, where applicable, execute and endorse such agreements, documents and instruments, including directions to terminate Control Agreements and amendments to Control Agreements, evidencing or effecting the release of the RCP Excluded Collateral from the Lien granted under the Loan Agreement, as may be reasonably requested and prepared from time to time by the RCP Excluded Sellers, the Borrower or the Master Servicer and reasonably acceptable as to form and substance to the Administrative Agent.
(d)Each Lender and Facility Agent hereby authorizes the Administrative Agent to prepare, file, deliver, execute and endorse, or consent to the preparation, filing, delivery, execution and endorsement of, as applicable, all such amendments to and terminations of financing statements and all such agreements, documents and instruments that the Administrative Agent in good faith determines to be described in Sections 3(b) or 3(c) above or Section 3 or 4 of the Repurchase Agreement.
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(e)    The Borrower or the Master Servicer shall notify the Administrative Agent of the occurrence of the RCP Excluded Effective Date and promptly deliver a copy of the Designation and Repurchase Agreement executed by the RCP Excluded Sellers and the Buyer.
SECTION 4. Effective Date Conditions Precedent.
(a)The amendments set forth in Section 1 above shall be effective upon the date hereof subject to (i) receipt by the Administrative Agent of (A) counterpart signature pages to this Amendment executed by each of the parties to this Amendment, and (B) counterpart signature pages to the amendment fee letter (the "Amendment Fee Letter"), dated as of the date hereof, executed by each of the parties thereto and (ii) receipt by each Lender Group of the amendment fee due to it on the date hereof pursuant to the Amendment Fee Letter.

(b)The amendments set forth in Section 2 above and the consents, directions and releases set forth in Section 3 above shall become effective upon the RCP Excluded Effective Date subject to the following:
(i)the Repurchase Agreement shall have been executed and delivered by the parties thereto and become effective in accordance with the terms thereof;
(ii)the Borrower shall have delivered a certificate to the Administrative Agent certifying on and as of the RCP Excluded Effective Date, immediately after giving effect to (x) the Designation and Repurchase Agreement, (y) any Advances and Subordinated Loans made or repaid on such date and (z) any dividends or distributions made by the Borrower on such date:
(1)the Outstanding Borrowings shall not exceed the Maximum Advance Amount;
(2)no Termination Event or Potential Termination Event shall have occurred and be continuing;
(3)the representations and warranties of the Borrower contained herein shall be true and correct in all material respects, with the same effect as though made on the RCP Excluded Effective Date, except to the extent such representation or warranty expressly relates only to a prior date; and
(4)the Borrower's Net Worth shall equal or exceed the Minimum Net Worth.
SECTION 5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent, as of the date hereof and the RCP Excluded Effective Date, that:

(a)this Amendment has been duly executed and delivered by the Borrower, and this Amendment and the Existing Loan Agreement as amended hereby constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to any Legal Reservations and bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law);
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(b)the representations and warranties of the Borrower contained herein are true and correct in all material respects with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representation or warranty expressly relates only to a prior date; and
(c)No Collections other than Collections in respect of Receivables included in the RCP Excluded Receivables Assets are mailed to or deposited into the RCP Excluded Accounts.
SECTION 6. Miscellaneous.
(a)This Amendment may be amended, modified, terminated or waived only as provided in Section 9.05 of the Loan Agreement.
(b)Except as expressly modified as contemplated hereby, the Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder. This Amendment shall constitute a Principal Transaction Document.
(c)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Loan Agreement.
(d)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission (including via e-mail or other facsimile transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
(e)The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(f)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
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(g)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
[Signature Page No. 1]
NZGT (BPFT) Trustee Limited in its capacity as trustee for the BEVERAGE PACKAGING FACTORING TRUST, as Borrower
By: //s// Hrvoje Koprivcic
Name: Hrvoje Koprivcic
Title: Director
By: //s// Mark Jephson
Name: Mark Jephson
Title: Director
REYNOLDS GROUP HOLDINGS INC., as Master Servicer

By: //s// Helen Golding
Name: HELEN GOLDING
Title: Assistant Secretary/ Vice President

BEVERAGE PACKAGING HOLDINGS I LIMITED, as
NZ Manager

By: //s// Helen Golding
Name: HELEN GOLDING
Title: Director

COOPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Rabobank Facility Agent and a Committed Lender

By: //s// Jinyang Wang
Name: Jinyang Wang
Title: Vice President

By: //s// Christopher Lew
Name: Christopher Lew
Title: Executive Director

TD BANK, N.A.,
as TD Facility Agent and a Committed Lender

By: //s// Uk-Sun Kam
Name: Uk-Sun Kam
Title: Senior Vice President

WELLS FARGO BANK, N.A.,
as Wells Fargo Facility Agent and Committed Lender

By: //s// Jason Barwig
Name: Jason Barwig
Title: Vice President

[Signature Page No. 2 ]

EXHIBIT A to
First Amendment to
Receivables Loan and Security Agreement
{S2487070; 11}
FORM OF
DESIGNATION AND REPURCHASE AGREEMENT

DESIGNATION AND REPURCHASE AGREEMENT
This DESIGNATION AND REPURCHASE AGREEMENT dated as of [0] (this "Agreement") is by and among NZGT (BPFT) TRUSTEE LIMITED ("NZGT"), acting solely in its capacity as trustee of the BEVERAGE PACKAGING FACTORING TRUST, a trust established under the laws of New Zealand (the "Buyer"), REYNOLDS CONSUMER PRODUCTS LLC, a Delaware limited liability company ("RCP") and REYNOLDS PRESTO PRODUCTS INC., a Delaware corporation ("Presto" and, together with RCP, the "RCP Excluded Sellers").
RECITALS
WHEREAS, pursuant to the Amended and Restated Purchase and Sale Agreement dated as of March 22, 2017, as amended (the "Purchase and Sale Agreement"), among the RCP Excluded Sellers, each other party identified as a seller thereunder, Reynolds Group Holdings Inc., as Master Servicer, and Beverage Packaging Holdings I Limited, as NZ Manager, (a) the RCP Excluded Sellers sold, transferred or assigned to the Buyer all of their respective Receivables and all Related Security and Collections with respect thereto (collectively, but excluding Collections or other funds on deposit in any Collection Account or the Concentration Account on or prior to the Exclusion Effective Date (as defined below), the "RCP Excluded Receivables Assets"), and (b) for the purposes specified in Section 2.07 of the Purchase and Sale Agreement and without being in derogation of the parties' intention that the sale of Receivables under the Purchase and Sale Agreement constitute a true sale thereof, the RCP Excluded Sellers granted to the Buyer and its assigns a security interest in all of the RCP Excluded Sellers' respective right, title and interest in, to and under all the RCP Excluded Receivables Assets and any Records with respect to Receivables included therein (collectively with the RCP Excluded Receivables Assets, the "RCP Excluded Collateral"). Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Purchase and Sale Agreement or, if not defined therein, in the Receivables Loan and Security Agreement;
WHEREAS, the Buyer wishes to designate each RCP Excluded Seller to be an Excluded Seller pursuant to and in accordance with Section 2.06 of the Purchase and Sale Agreement and, additionally and in connection therewith, to resell the RCP Excluded Receivables Assets to the RCP Excluded Sellers, to release any Lien on the RCP Excluded Collateral created in favor of the Buyer under the Purchase and Sale Agreement, and to transfer to the RCP Excluded Sellers ownership of the Collection Accounts and Lockboxes into which Collections included in the RCP Excluded Receivables Assets are received or deposited, as more fully described in Schedule I hereto (collectively, the "RCP Excluded Accounts"), on the terms and conditions set forth herein; and
WHEREAS, each RCP Excluded Seller wishes to consent to becoming an Excluded Seller and to repurchase from the Buyer the RCP Excluded Receivables Assets that were transferred by such RCP Excluded Seller to the Buyer pursuant to the Purchase and Sale Agreement on such terms and conditions; and

WHEREAS, in accordance with the First Amendment to Receivables Loan and Security Agreement, dated November 21, 2019, between the Buyer, the NZ Manager, the Administrative Agent and others, the Administrative Agent, with the consent and at the direction of each Lender, has consented to each RCP Excluded Seller becoming an Excluded Seller and repurchasing the RCP Excluded Collateral in accordance with and subject to the terms and conditions of this Agreement.
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NOW, THEREFORE, the parties hereto hereby agree as follows:
1.    Effective on and as of the date hereof (the "Exclusion Effective Date"), the Buyer hereby designates each RCP Excluded Seller as an Excluded Seller under and for purposes of the Purchase and Sale Agreement, and each RCP Excluded Seller hereby accepts such designation.
2.    Effective on and as of the Exclusion Effective Date:
(a)the Buyer hereby sells, transfers and assigns to each RCP Excluded Seller, without recourse and without representation or warranty of any kind, express or implied, all of the Buyer's right, title and interest in, to and under all RCP Excluded Receivables Assets heretofore sold, transferred or assigned by such RCP Excluded Seller to the Buyer pursuant to the Purchase and Sale Agreement;
(b)the Buyer hereby sells, transfers and assigns to the RCP Excluded Sellers, without recourse and without representation or warranty of any kind, express or implied, all of the Buyer's right, title and interest in, to and under the RCP Excluded Accounts, as set forth on Schedule I hereto; and
(c)the Buyer hereby releases the RCP Excluded Collateral from the Lien, if any, created under the Purchase and Sale Agreement;
in exchange for payments by each RCP Excluded Seller to the Buyer of such consideration, the receipt and sufficiency of which is hereby acknowledged by Buyer.
3.    The Buyer hereby authorizes each RCP Excluded Seller, at the sole expense of each such RCP Excluded Seller, from time to time from and after the Exclusion Effective Date to file appropriate UCC financing statements that (i) name the Buyer as debtor/seller, (ii) cover the RCP Excluded Receivables Assets as collateral and (iii) name such RCP Excluded Seller and secured party/buyer, evidencing the sale, transfer and assignment hereunder of RCP Excluded Receivables Assets from the Buyer to such RCP Excluded Seller. On the Exclusion Effective Date, the Buyer shall, at the sole expense of the applicable RCP Excluded Seller, prepare and file or cause to be prepared and filed terminations of each UCC financing statement listed on Schedule II hereto. In addition, from and after the Exclusion Effective Date, the Buyer shall, at the sole expense of the applicable RCP Excluded Seller, prepare and file or cause to be prepared and filed terminations of any other UCC financing statement that (i) names such RCP Excluded Seller as debtor, (ii) covers all or any portion of the RCP Excluded Receivables Assets as collateral and (iii) as to which the Buyer is named as secured party, in each case evidencing the release hereunder of the RCP Excluded Collateral from the Lien, if any, created under the Purchase and Sale Agreement, as may be reasonably requested and prepared from time to time by such RCP Excluded Seller and consented to by the Administrative Agent.
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4.From and after the Exclusion Effective Date, the Buyer shall also, at the sole expense of the applicable RCP Excluded Seller, from time to time deliver and, where applicable, execute and endorse such agreements, documents and instruments evidencing or effecting (i) the sale, transfer and assignment hereunder of RCP Excluded Receivables Assets from the Buyer to such RCP Excluded Seller or (ii) the release hereunder of the RCP Excluded Collateral from the Lien, if any, created under the Purchase and Sale Agreement, as may be reasonably requested and prepared from time to time by such RCP Excluded Seller and consented to by the Administrative Agent.
5.This Agreement shall become effective as of the Exclusion Effective Date subject to the execution and delivery of this Agreement or a counterpart hereof to each of the parties hereto. This Agreement shall be binding on the parties hereto and their respective successors and assigns. The Administrative Agent shall be a third party beneficiary of the rights specifically granted to it hereunder.
6.This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except by a written instrument executed and delivered by each of the parties hereto.
7.This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement
8.THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
9.Each RCP Excluded Seller agrees not, prior to the date which is one (1) year and one (1) day after the Final Date, to acquiesce in, petition or otherwise, directly or indirectly, invoke, or cause the Buyer to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against the Buyer under any bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, bankruptcy official (curateur), assignee, trustee, custodian, sequestrator or other similar official for the Buyer, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of the Buyer. The agreements in this Section shall survive any termination of this Agreement.
10.Except as explicitly set forth herein, the obligations of the Buyer under this Agreement are solely the obligations of the Buyer, and no recourse hereunder shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer. The agreements in this Section shall survive any termination of this Agreement.
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[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
[Signature Page to Designation and Repurchase Agreement]
NZGT (BPFT) Trustee Limited in its capacity as trustee for the BEVERAGE PACKAGING FACTORING TRUST, as Borrower
By:
Name:
Title: Director
By:
Name:
Title: Director

REYNOLDS CONSUMER PRODUCTS LLC, as Seller and Subservicer
[Signature Page to Designation and Repurchase Agreement]
By:
Name:
Title:
REYNOLDS PRESTO PRODUCTS INC., as Seller and Subservicer
By:
Name:
Title:

SCHEDULE Ito
Designation and Repurchase Agreement
RCP EXCLUDED ACCOUNTS

Account Bank	Account Numbers	Transferee
and Address

Lockboxes and Collection Accounts

Account Lockbox

Account Lockbox

SCHEDULE II to
Designation and Repurchase Agreement
LIST OF FINANCING STATEMENTS

EXHIBIT B to
First Amendment to
Receivables Loan and Security Agreement
{S2487070; 11}
RCP EXCLUDED ACCOUNTS

Account Bank	Account Numbers
and Address

Lockboxes and Collection Accounts

Citibank NA 399 Park Ave New York, NY 10003	Account #3087-3881 Lockboxes #8054
Bank of America 100 West 33rd St 4th Floor New York, NY 10001	Account #44266-37079 Lockboxes #842320

In the event that, after the date of this Agreement, additional lockboxes or accounts into which Collections included in the RCP Excluded Receivables Assets are received or deposited become Lockboxes or Collection Accounts in accordance with Section 5.02(b) of the Loan Agreement, the Borrower, by written notice to the Administrative Agent and each Facility Agent on or prior to the RCP Excluded Effective Date, may designate such Lockboxes or Collection Accounts for inclusion as RCP Excluded Accounts for purposes of this Agreement, which notice shall include and be subject to a representation and warranty of the Borrower that no Collections other than Collections in respect of Receivables included in the RCP Excluded Receivables Assets are mailed to or deposited into such Lockboxes or Collection Accounts. Upon delivery of any such notice in compliance with this paragraph, this Schedule I shall be deemed to be amended to include such Lockboxes or Collection Accounts without further action of the parties hereto.

EXHIBIT C to
First Amendment to
Receivables Loan and Security Agreement
{S2487070; 11}
SCHEDULE Ito Existing Loan Agreement
LIST OF SPECIAL OBLIGORS AND
SPECIAL OBLIGOR CONCENTRATION LIMITS

Special Obligor	Special Obligor Concentration
Limit as of Closing Date

Wal-Mart Stores, Inc.	22%
Sysco Corporation	10.5%
Bunzl PLC	6%

EXHIBIT D to
First Amendment to
Receivables Loan and Security Agreement
SCHEDULE Ito Existing Loan Agreement
LIST OF SPECIAL OBLIGORS AND
SPECIAL OBLIGOR CONCENTRATION LIMITS

Special Obligor	Special Obligor Concentration
Limit as of Closing Date

Sysco Corporation	10.5%
Bunzl PLC	6%